Exhibit 99.1

NEWS RELEASE April 29, 2026

Tetra Tech Reports Strong Second Quarter 2026 Results and

Raises Fiscal Year 2026 Guidance

•	Revenue $1.22 billion; Net Revenue $1.05 billion
•	Operating Income $132 million; EBITDA $146 million
•	EPS $0.36; Adjusted EPS $0.34
•	Backlog $4.28 billion, up 8% sequentially
•	Raising FY26 Net Revenue and EPS guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services in water, environment and sustainable infrastructure, today announced results for the second quarter ended March 29, 2026.

Revenue and revenue, net of subcontractor costs (net revenue)1, in the second quarter totaled $1.22 billion and $1.05 billion, respectively. Net revenue increased 8% Y/Y excluding USAID / DOS and disasters. Operating income was $132 million and EBITDA1 was $146 million; EBITDA margin was up 90 basis points Y/Y. EPS was $0.36 and adjusted EPS1 was $0.34. Backlog was $4.28 billion at the end of the second quarter, up 8% sequentially. Cash from operations was $165 million in the second quarter and $688 million over the trailing twelve months, resulting in a DSO of 58 days.

Recent Key Wins

•	$400 million multiple-award contract for consulting and engineering services for USACE Huntsville District

•	$100 million multiple-award contract for environmental services for U.S. Air Force

•	$99 million single-award contract for engineering and technical consulting services for U.S. Navy

•	$49 million multiple-award contract for engineering and technical consulting services for USACE Portland District

•	£18 million single-award contract for consulting services for Northern Ireland Water

•	$14 million task order contract for technology consulting services for Defense Logistics Agency

•	Netherlands Water framework contracts for engineering and technical consulting services

•	Port of Los Angeles master services agreement for environmental engineering services

•	United Utilities contract for WaterNet™ SaaS water network management solution services

[1]	Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to tables at the end of the release and Regulation G Information for reconciliations to the comparable GAAP metrics.

Executive Management Comments

Roger Argus, Chief Executive Officer, commented, “We delivered a strong second quarter, driven by growth across our end markets in water, environment, and sustainable infrastructure. In U.S. federal, we saw increased orders from defense agencies related to new facilities and infrastructure modernization. Our high-end consulting services for providing water supplies and mitigating environmental impacts are increasingly critical to gaining community support for the establishment of data centers. Our international operations grew due to demand for front-end water and infrastructure consulting services. These positive trends led to backlog growth and improved revenue visibility for the remainder of the year, leading to our increased guidance for fiscal 2026.”

Steve Burdick, Chief Financial Officer, stated, “Tetra Tech has started off the first half of fiscal 2026 with the strongest cash flow generation on record with $238 million from operations. These exceptional cash flows have consequently provided better returns for shareholders through our stock buyback program, which has returned $100 million so far this year, and our cash dividend program. Our ability to consistently generate cash in excess of net income has allowed the Company to once again increase our quarterly cash dividends by an additional 11% over last year. Cash generated over the last twelve months of $688 million has allowed us to fund acquisitions, complete stock buybacks, and pay dividends, while deleveraging our net debt by more than 25% from this time last year.”

Quarterly Dividend and Share Repurchase Program

On April 27, 2026, Tetra Tech’s Board of Directors approved a quarterly dividend in the amount of $0.072 per share, an 11% increase year-over-year, payable on June 2, 2026, to stockholders of record as of May 14, 2026. This is the 44th consecutive double-digit increase in the Company’s quarterly dividend. In the second quarter of fiscal 2026, Tetra Tech repurchased $50 million of common stock. Additionally, as of March 29, 2026, the Company had $498 million remaining under its share repurchase program.

Six-Month Results

Revenue for the six-month period was $2.43 billion and net revenue was $2.09 billion. Net revenue increased 8% Y/Y excluding USAID / DOS and disasters. Operating income was $273 million, EPS was $0.76, and cash flow from operations was $238 million.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

For fiscal 2026, Tetra Tech is increasing the full year guidance for net revenue2 to range from $4.25 billion to $4.40 billion and adjusted EPS3 to range from $1.50 to $1.58. For the third quarter of fiscal 2026, Tetra Tech expects net revenue to range from $1.05 billion to $1.10 billion and EPS to range from $0.38 to $0.41.

[2]	Reconciliation of the net revenue guidance to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components, including subcontractor costs, required to provide such reconciliation with sufficient precision.
[3]	The only adjustments in our guidance for EPS are to exclude the gain on business disposition and contingent consideration in the first six months of fiscal 2026.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter of fiscal 2026 results through a link posted on the Company’s website at tetratech.com on April 30, 2026, at 8:00 a.m. (PT).

Reconciliation of GAAP and Non-GAAP Items

In thousands (except EPS data)

	Three Months Ended		Six Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Revenue	$1,220,157	$1,322,113	$2,430,820	$2,742,674
Subcontractor costs	(170,524)	(218,408)	(344,011)	(441,639)
Net revenue	$1,049,633	$1,103,705	$2,086,809	$2,301,035

Operating Income	$131,523	$39,603	$272,517	$62,129
Contingent consideration	(58)	(1,931)	(7,506)	(2,297)
Legal contingency	-	-	-	115,000
Goodwill impairment	-	92,416	-	92,416
Adjusted Operating Income	$131,465	$130,088	$265,011	$267,248

EPS	$0.36	$0.02	$0.76	$0.02
Contingent consideration	-	-	(0.02)	-
Legal contingency	-	-	-	0.35
Goodwill impairment	-	0.31	-	0.31
Gain on divestiture	(0.02)	-	(0.05)	-
Adjusted EPS	$0.34	$0.33	$0.69	$0.68

About Tetra Tech

Tetra Tech is the leader in water, environment and sustainable infrastructure, providing high-end consulting and engineering services for projects worldwide. With more than 25,000 employees working together, Tetra Tech provides clear solutions to complex problems by Leading with Science® to address the entire water cycle, protect and restore the environment, and design sustainable and resilient infrastructure. For more information about Tetra Tech, please visit tetratech.com or follow us on LinkedIn and Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on current expectations and beliefs of Tetra Tech’s management and currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; the impact of global pandemics; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in bank and capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended September 28, 2025. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth above in this release.

Tetra Tech, Inc.

Balance Sheet

(unaudited - in thousands, except par value)

	March 29,	September 28,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$223,612	$167,459
Accounts receivable, net	1,047,330	1,158,928
Contract assets	146,455	138,232
Prepaid expenses and other current assets	124,622	98,768
Assets held-for-sale	-	57,502
Total current assets	1,542,019	1,620,889

Property and equipment, net	65,367	66,148
Right-of-use assets, operating leases	206,527	197,618
Goodwill	2,209,588	2,049,874
Intangible assets, net	129,285	121,160
Deferred tax assets	78,763	106,238
Other non-current assets	130,682	120,247
Total assets	$4,362,231	$4,282,174

Liabilities and Equity
Current liabilities:
Accounts payable	$204,792	$204,725
Accrued compensation	245,645	346,912
Contract liabilities	410,858	420,254
Short-term lease liabilities, operating leases	73,743	69,099
Current contingent earn-out liabilities	44,449	24,826
Liabilities held-for-sale	-	25,115
Other current liabilities	249,244	288,113
Total current liabilities	1,228,731	1,379,044

Deferred tax liabilities	20,022	21,333
Long-term debt	880,162	763,363
Long-term lease liabilities, operating leases	155,825	154,695
Non-current contingent earn-out liabilities	63,882	32,135
Other non-current liabilities	149,860	151,440
Total liabilities	2,498,482	2,502,010

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at March 29, 2026 and September 28, 2025	-	-
Common stock - authorized, 750,000 shares of $0.01 par value; issued and outstanding, 259,525 and 261,418 shares at March 29, 2026 and September 28, 2025, respectively	2,595	2,614
Accumulated other comprehensive loss	(94,684)	(95,777)
Retained earnings	1,955,468	1,872,948
Tetra Tech stockholders' equity	1,863,379	1,779,785
Noncontrolling interests	370	379
Total stockholders' equity	1,863,749	1,780,164
Total liabilities and stockholders' equity	$4,362,231	$4,282,174

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2026	2025	2026	2025
Revenue	$1,220,157	$1,322,113	$2,430,820	$2,742,674
Subcontractor costs	(170,524)	(218,408)	(344,011)	(441,639)
Other costs of revenue	(835,542)	(889,523)	(1,652,347)	(1,865,376)
Gross profit	214,091	214,182	434,462	435,659
Selling, general and administrative expenses	(82,626)	(84,094)	(169,451)	(168,411)
Legal contingency costs	-	-	-	(115,000)
Contingent consideration - fair value adjustments	58	1,931	7,506	2,297
Impairment of goodwill	-	(92,416)	-	(92,416)
Income from operations	131,523	39,603	272,517	62,129
Interest expense, net	(8,838)	(8,491)	(15,966)	(15,709)
Other non-operating income	4,651	-	12,361	-
Income before income tax expense	127,336	31,112	268,912	46,420
Income tax expense	(33,538)	(25,700)	(69,892)	(40,230)
Net income	93,798	5,412	199,020	6,190
Net income attributable to noncontrolling interests	(175)	(24)	(369)	(55)
Net income attributable to Tetra Tech	$93,623	$5,388	$198,651	$6,135

Earnings per share attributable to Tetra Tech:
Basic	$0.36	$0.02	$0.76	$0.02
Diluted	$0.36	$0.02	$0.76	$0.02

Weighted-average common shares outstanding:
Basic	260,144	265,728	260,635	266,819
Diluted	261,919	267,439	262,483	269,691

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

 (unaudited, in thousands)

	Six Months Ended
	March 29,	March 30,
	2026	2025
Cash flows from operating activities:
Net income	$199,020	$6,190

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,337	29,939
Amortization of stock-based awards	17,670	17,027
Deferred income taxes	27,069	(6,164)
Provision for losses on accounts receivables	-	3,331
Gain on sale of divested business	(12,361)	-
Impairment of goodwill	-	92,416
Fair value adjustments to contingent consideration	(7,506)	(2,297)
Gain on cash surrender value of life insurance policies	-	(1,599)
Other non-cash items	2,387	4,267
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Accounts receivable and contract assets	143,255	(203,055)
Prepaid expenses and other assets	1,371	(28,322)
Accounts payable	(8,236)	66,917
Accrued compensation	(106,848)	(83,088)
Contract liabilities	(9,539)	37,354
Income taxes receivable/payable	(14,047)	(3,253)
Cash settled on contingent earn-out liability	-	(7,420)
Other liabilities	(22,961)	84,997
Net cash provided by operating activities	237,611	7,240

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(175,000)	(5,680)
Capital expenditures	(10,144)	(9,022)
Proceeds from divested business, net	40,263	-
Proceeds from company-owned life insurance policies	-	1,934
Net cash used in investing activities	(144,881)	(12,768)

Cash flows from financing activities:
Proceeds from borrowings	240,000	215,000
Repayments on long-term debt	(125,000)	(15,000)
Repurchases of common stock	(102,010)	(174,984)
Shares repurchased for tax withholdings on share-based awards	(12,430)	(13,848)
Payments of contingent earn-out liabilities	(2,842)	(14,445)
Stock options exercised	458	171
Dividends paid	(33,852)	(30,900)
Principal payments on finance leases	(3,841)	(3,431)
Net cash used in financing activities	(39,517)	(37,437)

Effect of exchange rate changes on cash and cash equivalents	2,027	(10,291)

Net increase (decrease) in cash and cash equivalents	55,240	(53,256)
Cash and cash equivalents at beginning of period	168,372	232,689
Cash and cash equivalents at end of period	$223,612	$179,433

Tetra Tech, Inc.

Regulation G Information

March 29, 2026

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2025							2026
	2023	2024	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 Mos
Consolidated
Revenue	4,522.6	5,198.7	1,420.6	1,322.1	2,742.7	1,369.8	4,112.5	1,330.1	5,442.6	1,210.7	1,220.2	2,430.8
Subcontractor Costs	(771.5)	(876.8)	(223.3)	(218.4)	(441.7)	(216.8)	(658.5)	(166.8)	(825.3)	(173.5)	(170.5)	(344.0)
Net Revenue	3,751.1	4,321.9	1,197.3	1,103.7	2,301.0	1,153.0	3,454.0	1,163.3	4,617.3	1,037.2	1,049.7	2,086.8

GSG Segment
Revenue	2,300.7	2,624.2	791.4	698.9	1,490.2	709.4	2,199.6	628.9	2,828.6	525.5	559.4	1,084.9
Subcontractor Costs	(484.3)	(540.5)	(144.0)	(134.6)	(278.5)	(136.8)	(415.3)	(88.4)	(503.7)	(93.4)	(100.9)	(194.3)
Net Revenue	1,816.4	2,083.7	647.4	564.3	1,211.7	572.6	1,784.3	540.5	2,324.9	432.1	458.5	890.6

CIG Segment
Revenue	2,292.7	2,634.4	644.9	637.8	1,282.6	676.6	1,959.1	721.2	2,680.2	704.2	676.2	1,380.3
Subcontractor Costs	(358.0)	(396.2)	(94.9)	(98.3)	(193.2)	(96.1)	(289.4)	(98.3)	(387.7)	(99.1)	(85.0)	(184.1)
Net Revenue	1,934.7	2,238.2	550.0	539.5	1,089.4	580.5	1,669.7	622.9	2,292.5	605.1	591.2	1,196.2

Reconciliation of Net Income Attributable to Tetra Tech to Adjusted EBITDA

(in thousands)

			2025							2026
	2023	2024	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 Mos
Net Income Attributable to Tetra Tech	273,420	333,382	747	5,388	6,135	113,844	119,979	127,745	247,724	105,028	93,623	198,651
Income Tax Expense	127,526	130,023	14,530	25,700	40,230	42,815	83,045	46,624	129,668	36,354	33,538	69,892
Interest Expense[1]	46,537	37,271	7,218	8,491	15,709	8,287	23,996	6,806	30,802	7,128	8,838	15,966
Depreciation	19,980	23,722	5,402	5,248	10,650	5,410	16,059	5,115	21,175	5,608	5,550	11,159
Amortization	41,226	49,955	10,660	8,629	19,289	8,287	27,577	9,524	37,101	8,387	8,791	17,178
FX Hedge Gain	(89,402)	-	-	-	-	-	-	-	-	-	-	-
Gain on sale of divested business	-	-	-	-	-	-	-	-	-	(7,710)	(4,651)	(12,361)
EBITDA	419,287	574,353	38,557	53,456	92,013	178,643	270,656	195,814	466,470	154,795	145,689	300,485

Contingent Consideration	12,255	2,541	(366)	(1,931)	(2,297)	(58)	(2,355)	(9,873)	(12,228)	(7,447)	(58)	(7,506)
Goodwill Impairment	-	-	-	92,416	92,416	-	92,416	-	92,416	-	-	-
Acquisition & Integration Expenses[2]	49,554	7,138	-	-	-	-	-	-	-	-	-	-
Legal Contingency Costs	-	-	115,000	-	115,000	-	115,000	-	115,000	-	-	-

Adjusted EBITDA	481,096	584,032	153,191	143,941	297,132	178,585	475,717	185,941	661,658	147,348	145,631	292,979

1 Includes write-off of deferred debt origination fees of $3.8M in fiscal 2023

2 Includes lease impairment charge of $16.4M in fiscal 2023